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PROXY                   PARTECH HOLDINGS CORPORATION                EXHIBIT 20.3
                       3366 Riverside Drive, Suite 200                     PROXY
                             Columbus, Ohio 43221

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John E. Rayl, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Partech Holdings Corporation (the "Company") held on record by the undersigned on October 13, 1994, at the annual meeting of the shareholders to be held on December 9, 1994 or any adjournments thereof.

1. Election of Directors:
        / / FOR the election as directors any or all of John E. Rayl and
            James B. Dwyer III.
        / / WITHHOLD AUTHORITY to elect one or more of the nominees listed above.
        (Instructions: To withhold authority to vote for any particular nominee, draw a line through his name above.)

2. Proposal to approve amendment to Company's Certificate of Incorporation.
                FOR / /         AGAINST / /     ABSTAIN / /

3. Proposal to approve appointment of Hausser & Taylor as independent public accountants.
                FOR / /         AGAINST / /     ABSTAIN / /


          (Continued and to be signed and dated on the other side.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, AND 3.


                                                ---------------------------
                                                         Signature

                                                ---------------------------
                                                 Signature if held jointly


                                                Dated: ____________, 1994
                                                Please sign exactly as the
                                                name appears to the left. When
                                                shares are held by joint
                                                tenants, both should sign. When
                                                signing as an attorney,executor,
                                                administrator, trustee, or
                                                guardian, please give full
                                                title as such. If a corporation
                                                please sign full corporate
                                                name by president or
                                                other authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.


 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.